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                                             Exhibit 10.77

                    Firm Gas  Sales Agreement

     This Firm Gas Sales Agreement is made as of November 1, 1993
("Effective Date") by and between ********. ("Seller") and Yankee
Gas Services Company ("Buyer").

Buyer and Seller Hereby Stipulate and Agree as Follows:

Article 1:     Quantity

1.1 "Maximum Daily Quantity" (MDQ) is the maximum amount of gas, expressed in MMBTU per day, that Seller agrees that it shall sell and deliver to Buyer. Buyer and Seller agree that the MDQ herein shall be 13,000 MMBTU per day, at the Delivery Point(s), plus fuel to Texas Eastern Transmission Corporation s Zone M-3.

1.2 At least two (2) Business Days prior to the time of day each Month that monthly nominations are due to Transporter, Buyer shall notify Seller in writing of the Nominated Daily Quantity
(NDQ) that Buyer desires to purchase and take from Seller in the next Month. If Buyer fails to notify Seller of the NDQ on or before the date specified in this section, Buyer's NDQ shall be deemed to be unchanged from the last effective nomination.
Seller shall sell and deliver 100% of the NDQ on a firm basis, and Buyer shall purchase and receive 100% of the NDQ on a firm basis pursuant to the terms of this agreement.

1.3 If Buyer in any month takes less than 100% of the NDQ multiplied by the number of days in said month and such "under takes" are not the fault of Seller or excused by Force Majeure or other provisions herein, Buyer shall pay Seller a Deficiency Charge. The unit Deficiency Charge shall be equal to the amount, if any, by which the Commodity Charge applicable under this Contract during the month in which the deficiency occurred exceeds 90% of the weekly NGW Spot Price, as hereinafter defined, for the Texas Eastern Transmission Corp. Pooling Zone in which the deficient quantity was to have been delivered by Seller. The "weekly NGW Spot Price" shall be determined by reference to the table "Spot Prices On Interstate Pipeline Systems, Delivered-to-pipeline" in the issue of Natural Gas Week published during the week following the week in which the deficiency occurred. The price used will be the price per MMBtu quoted for gas delivered to Texas Eastern Transmission Corp. in the appropriate Pooling Zone under the column labeled "This Week". The unit Deficiency Charge will then be multiplied by the unexcused deficiency quantity. If an unexcused deficiency occurs in more than one week, the unit Deficiency Charge will be separately computed for each week and applied to the unexcused deficiency quantity for that week. If an unexcused deficiency occurs in more than one


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Pooling Zone during a month, the unit Deficiency Charge shall be calculated separately for each Pooling Zone and shall be applied to the deficient quantities which were to have been delivered in each such Pooling Zone. The unexcused deficiency quantity shall be the total volumes nominated by Buyer for each day, less (a) the volumes actually purchased by Buyer on such day and (b) any volumes which Buyer was prevented from purchasing on such day by force majeure or Seller's failure to make appropriate volumes of gas available. Any Deficiency Charges incurred in a month may be included in Seller's invoice issued by Seller after the Deficiency Charge has been calculated. Payment for the Deficiency Charge shall be due on the payable date of the invoice in which it is included.

1.4 If Seller on any day delivers less than the NDQ in effect for that day and such "under deliveries" are not the fault of Buyer or excused by Force Majeure or other provisions herein, Seller shall pay Buyer, a Deficiency Charge. The Deficiency Charge will be equal to the amount, if any, of the unexcused shortfall in delivery from the nominated quantities, multiplied by the difference between the Commodity Charge which was applicable during the month in which the deficiency occurred and the price Buyer paid to obtain alternate supplies (including without limitation, natural gas, fuel oil, propane, penalty gas, and/or after-the fact corrections such as cash-outs). The price(s) of such alternate supplies shall be calculated on a city-gate basis, inclusive of all transportation and related costs, and shall be compared with the price provided in this Contract as adjusted to a city-gate basis, inclusive of all transportation and related costs; provided that Buyer shall use its best efforts, acting in a commercially reasonable manner (with due consideration given to all relevant circumstances), to obtain said deficiency quantity on a least cost basis. If Buyer is unable to purchase gas from an alternate source and incurs an imbalance penalty or an authorized or unauthorized overrun penalty from the Transporter, Seller will reimburse Buyer for such penalty. In no event shall the amount owed by Seller under
this section exceed a maximum limit ********.   Seller agrees to
pay Buyer any Deficiency Charges to which Buyer is entitled under this Section on or before the tenth day after Seller receives a written calculation and supporting documentation of such damages from Buyer.

1.5 Deficiency Charges provided for herein shall be Seller's and Buyer's sole remedy for any failure to take or deliver the NDQ.




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Article 2:     Reservations

2.1 Seller reserves unto itself the sole and exclusive right to manage its gas supply without interference of Buyer or third parties. Such right includes, but is not limited to, Seller's right to process, or have processed, the gas for the recovery of liquefiable hydrocarbons or any nonhydrocarbon components, helium or other inert elements or compounds of such gas. Title to all such extracted components thereof shall not pass to Buyer. Seller's exercise of such rights shall not have the effect of reducing the quantities of gas (determined on a thermal basis) sold and delivered hereunder below the quantities nominated by Buyer pursuant to Section 1.2 hereof; any such reduction below the quantities nominated by Buyer shall be deemed to be a failure to sell and deliver under Section 1.4 hereof, and the remedy there provided shall be applicable.

Article 3:     Delivery Point(s)

3.1 The "Delivery Point(s)" are defined as the points at which delivery of the gas purchased herein shall be made. The initial
Delivery Point(s) agreed to herein are as follows:


     West Louisiana Pool:     5,000 MMBtu/day plus fuel
     South Texas Pool:        6,000 MMBtu/day plus fuel
     East Louisiana Pool:     2,000 MMBtu/day plus fuel

Article 4:     Commodity Price

4.1 The "Commodity Price", in $/MMBtu, paid by Buyer each month for gas quantities delivered by Seller to the Delivery Point(s) for Buyer's account shall be the price per MMBtu for gas delivered into the appropriate pooling zone of Transporter, as quoted in the first issue published during the delivery month of Inside FERC's Gas Market Report, in the table entitled "Prices of Spot Gas Delivered to Pipelines (per MMBtu dry)" under the column entitled "Index"

Article 5:     Supply Management Service Charge

5.1 For each month of the term hereof, Buyer shall pay Seller an amount (Service Charge) for each Month equal to ******** per MMBtu multiplied by the number of Days in the Month and by the MDQ (which quantity shall include the applicable fuel retention in Dt). Buyer shall be obligated to pay the Service Charge to Seller each Month without regard to the quantities actually purchased and received by Buyer during each Month.


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Article 6:     Term

6.1 This agreement shall become effective as of November 1, 1993 and shall remain in full force and effect through March 31, 1994.

Article 7:     Billing and Payment

7.1 Each month following deliveries hereunder, Seller shall render Buyer an invoice showing the gas volume delivered during the preceding month and the amount due Seller. If actual volumes are not available, Seller's invoice shall be made based upon Seller's best volume estimates. Any accounting adjustments shall be made in Seller s succeeding month s invoice. For invoices sent to Buyer on or before the fifteenth (15th) day of the month following deliveries, payment is due to Seller by the twenty-fifth (25th) day of such month. For invoices sent to Buyer after the fifteenth (15th) day, payment is due to Seller ten (10) days after the invoice is sent. Buyer shall make payment by wire transfer. If Buyer does not pay Seller within such time, Seller, in addition to other options which may be available at law, may stop deliveries hereunder. Before stopping deliveries, however, Seller must first offer Buyer, by written notice, the opportunity to furnish a good and sufficient surety bond guaranteeing payment to Seller of the amount ultimately found due after a final determination of such amount; and if Buyer shall furnish such surety bond within ten days of receiving Seller s notice, Seller shall not be entitled to suspend deliveries of gas until default be made in the conditions of such bond.

7.2  Interest shall accrue on any late payment by Buyer at an
interest rate of ********   above the prime interest rate
reported for Chase Manhattan Bank, N.A. in the financial section of the Wall Street Journal for the date the payment became past due.

7.3 If during the term of this agreement, Seller determines that the financial ability of Buyer has become impaired or unsatisfactory, advance cash payment or other satisfactory security acceptable to Seller shall be given by Buyer upon demand by Seller and delivery of gas may be withheld until such payment or other security is received. If such payment or other security is not received within three (3) days of demand, Seller may terminate this agreement at any time thereafter upon written notice to Buyer.






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Article 8:     Measurement and Quality

8.1 Gas shall be measured and delivered at the Delivery Point(s), and shall meet the standards set forth in the published tariff of the transporting pipeline at such Point(s). If any of the gas delivered hereunder fails to meet such quality and pressure specifications, then Buyer will have the right to refuse to accept deliveries of such nonconforming gas, and, should Seller fail to replace the nonconforming gas as soon as possible (but in no event later than the first day for which Transporter will accept gas from Seller to replace the nonconforming gas), such failure shall be deemed to be a failure by Seller to sell and deliver a quantity of gas under Section 1.4 hereof, and Buyer may purchase deficiency gas and be reimbursed for the cost of such purchases as provided therein.

Article 9:     Title and Risk of Loss

9.1 Seller warrants the title to the gas delivered hereunder, that it has good and lawful authority to sell such gas, and that such gas is free from all liens and adverse claims of any kind or character. Seller agrees to indemnify and hold Buyer harmless from all claims, suits, actions, debts, accounts, damages, costs, losses, and expenses of every kind and character arising out of any adverse claim to or against such title. Title to the gas sold and delivered and risk of loss shall pass from Seller to Buyer at the Delivery Point(s).

9.2 Seller shall be deemed to be in control and in possession of the gas and responsible, as between the parties, for any damage, injury or penalty caused or associated with its actions in handling such gas until such gas shall have been delivered at the Delivery Point(s), and Seller shall indemnify and hold Buyer harmless for any and all claims, losses, damages, and costs, including reasonable fees of attorneys, arising from such actions. Buyer shall be deemed to be in control and in possession of the gas and responsible, as between the parties, for any damage, injury, or penalty caused or associated with its actions in handling such gas after such gas shall have been received at the Delivery Point(s), and Buyer shall indemnify and hold Seller harmless from any and all claims, losses, damages, and costs, including reasonable fees of attorneys, arising from such actions.

9.3 In no event shall either party be liable for special, incidental, exemplary, punitive, or consequential damages including, but not limited to, loss of profit or revenue, cost of capital, cost of substitute products, downtime costs, or claims for damages by third parties upon Buyer or Seller. This applies whether claims are based upon contract, warranty, tort (including negligence and strict liability), or otherwise.


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Article 10:  Force Majeure

10.1 In the event that either Seller or Buyer is rendered unable, by reason of an event of force majeure, to perform wholly or in part any obligation or commitment set forth herein, then, provided that such Party gives notice and reasonably full particulars of such event as soon as practicable after the occurrence thereof, the obligations of both parties, except for unpaid financial obligations arising prior to such event of force majeure, shall be suspended to the extent of, and insofar as they are affected by, such force majeure event and for the duration of the force majeure event.

10.2 The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts, or industrial disputes or disturbances, civil disturbances, arrests and restraints of rulers and peoples, interruptions by government or court orders, necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction, acts of the public enemy, war, riots, blockades, insurrections, inability to secure labor or materials, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies, inability to obtain gas supplies at any price, epidemics, landslides, lightning, earthquakes, fire, storms, floods, washouts, inclement weather that would necessitate extraordinary measures and expense to construct facilities and/or maintain operations, explosions, breakage or accident to machinery or wells or lines of pipe, freezing of wells or pipelines, inability to obtain or delays in obtaining easements or rights of way, shutting-in of facilities for the making of repairs, alterations, or maintenance to wells, pipelines, or plants, interruption or curtailment of transportation, gathering, treating, compression, or other such services which Buyer or Seller require of third parties, or any other cause not reasonably within the control of the Party claiming force majeure; provided, however, that neither the loss of markets by Buyer nor the inability of Seller to acquire supplies at prices satisfactory to Seller shall be considered force majeure events.

10.3 To the extent such force majeure situation can be mitigated or eliminated by the exercise of due diligence by the Party claiming force majeure, such Party shall act to remedy the situation with all reasonable dispatch; provided, however, that settlement of strikes and lockouts will be entirely within the discretion of the Party affected, and the requirement that any event of force majeure be remedied with all reasonable dispatch
(1) will not require the settlement of strikes and lockouts by acceding to the demands of the parties directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the Party having the difficulty, and (2) shall not obligate either Party to undertake

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unreasonable or uneconomic costs or burdens to remove the
conditions of force majeure. Each Party may use its own discretion, acting as a reasonable and prudent business person, in attempting to overcome force majeure conditions.

Article 11:    Transportation Imbalances

11.1 If imbalance penalties, including without limitation pipeline imbalance "Cash Outs", are imposed by a pipeline due to Seller s failure to deliver the NDQ, then Seller shall be responsible for paying said penalties. If imbalance penalties, including pipeline imbalance "Cash Outs," are imposed by a pipeline due to Buyer s failure to take the NDQ, then Buyer shall be responsible for paying said penalties. Each party agrees to promptly notify the other of any imbalances that are occurring or have occurred, and to act in good faith to attempt to correct the imbalance prior to the imposition of any penalties.

Article 12:    Taxes

12.1 Seller shall cause to be paid all severance and similar taxes with respect to the gas the taxable incident of which occurs prior to its delivery to the Delivery Point(s). The sales Price includes reimbursement for severance and similar taxes.
The sales Price excludes sales, use, or similar taxes. If applicable law requires, such taxes shall be collected from Buyer by Seller and remitted to the appropriate taxing jurisdiction, unless Buyer issues Seller: (i) a valid certificate or other evidence of nontaxability or (ii) evidence of direct payment authorization by Buyer.

12.2 Buyer shall cause to be paid all taxes with respect to the gas the taxable incident of which occurs at or after its delivery to the Delivery Point(s).

Article 13:    Miscellaneous

13.1 Performance is subject to all existing valid laws, orders, judgments, regulations, or otherwise, of courts or regulatory bodies having jurisdiction. This agreement shall be governed by the laws of the State of Connecticut without recourse to any provision or principle governing choice of law or conflicts of law which might require reference to the laws of another forum.

13.2 Neither party shall assign all or any part of this agreement to a third party, except an affiliate, without the written consent from the other party, which consent shall not be unreasonably withheld.





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13.3 Any notice, request, or invoice ("Document(s)") provided for in this agreement between Buyer and Seller shall be in writing. Such Document(s) may be transmitted via ordinary mail, telecopy, or other recognized means of delivery, and shall be considered as duly delivered as of the earliest of the receipt date indicated on the telecopy, the postmark date when mailed by ordinary mail, or the day of actual receipt when sent by other means of delivery, to the other party at the following address:

     (a)  Notice to Seller:   ********
                              Attn:  Contracts Administration
                              ********
     (b)  Notice to Buyer:    Yankee Gas Services Company
                              599 Research Parkway
                              Meriden, CT  06450-1030
                              Attn:     Dave Egelson
                              Telecopy: (203) 639-4050

     (c)  Statement to Buyer: Yankee Gas Services Company
                              599 Research Parkway
                              Meriden, CT  06450-1030
                              Attn:     Dave Egelson
                              Telecopy: (203) 639-4050

     (d)  Wire Transfer Payments to Seller:

                              ********

     (e) Supporting documentation/correspondence for applicable wire transfers should be sent to:

                              ********

13.2 SELLER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, THAT
THE GOODS SOLD UNDER THIS AGREEMENT ARE FIT FOR ANY PARTICULAR
PURPOSE.

13.3 SELLER AND BUYER, EACH TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXPRESSLY WAIVES THE PROVISIONS OF AND ANY RIGHTS, CLAIMS OR CAUSES OF ACTION UNDER 17.41 THROUGH 17.63 (EXCLUDING THE PROVISION OF SECTION 17.555, WHICH ARE NOT WAIVED), INCLUSIVE, OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "TEXAS DECEPTIVE TRADE PRACTICES ACT"), TEX. BUS. & COM. CODE ANN. SECTION 17.41 ET SEQ. (VERNON 1987)".





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     In witness whereof, the parties have duly executed this
agreement effective as of the day and year first above written.


********                      Yankee Gas Services Company

By:                           By:
   ----------------------        ---------------------------

Title:                        Title:
     --------------------          -------------------------


Date:                         Date:
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